Exhibit 10.1

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Dermatex, the sum of Twenty Five Thousand ($ 25,000) Dollars, together with interest thereon at the rate of 10 % simple per annum. Said sum shall be paid in the manner following:

All Principal and accrued interest shall be due and payable on August 13, 2007.

This Note shall be assignable by the Holder and, at the option of the holder hereof, be immediately due and payable upon failure to make any payment due hereunder or upon the filing by the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event this Note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within_30_days of due date shall be subject to a late charge of
1 % of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

Signed and sealed this 14th day of August, 2006.

FREZER, INC.

By: /s/ David R. Koos
David R. Koos
Chairman & CEO